Exhibit 5.1

+1 212 230 8800 (t) +1 212 230 8888 (f)

May 12, 2021

Jackson Acquisition Company
2655 Northwinds Parkway
Alpharetta, GA 30009

Re:          Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-254727) (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 34,500,000 units (the “Units”), each such Unit consisting of (i) one share of Class A common stock, par value $0.0001 per share (the “Class A Common Shares”) and (ii) one-third of one redeemable warrant (the “Warrants”), with each whole Warrant entitling the holder to purchase one Class A Common Share (the “Warrant Shares”), of Jackson Acquisition Company, a Delaware corporation (the “Company”), including 4,500,000 Units issuable upon exercise of an over-allotment option granted by the Company.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Units.  In rendering the opinions stated herein, we have examined and relied upon the following:

(a)	the Registration Statement;

(b)	a copy of the Company’s Certificate of Incorporation, certified by the Secretary of State of the State of Delaware;

(c)
the form of the Company’s Amended and Restated Certificate of Incorporation, filed as Exhibit 3.2 to the Registration Statement (the “Amended and Restated Certificate of Incorporation”), certified by the Secretary of the Company;

(d)	a copy of the Company’s amended and restated bylaws, as in effect as of the date hereof (the “Bylaws”), certified by the Secretary of the Company;

(e)	copies of certain resolutions of the Board of Directors of the Company, certified by the Secretary of the Company;

(f)
the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into between the Company and BofA Securities, Inc., as representative of the underwriter named therein (the “Underwriter”), relating to the sale by the Company to the Underwriters of the Units, filed as Exhibit 1.1 to the Registration Statement;

(g)	the form of Unit certificate, filed as Exhibit 4.1 to the Registration Statement (the “Unit Certificate”);

(h)	the form of Warrant certificate (the “Warrant Certificate”), filed as Exhibit 4.3 to the Registration Statement;

(i)
the form of Warrant Agreement (the “Warrant Agreement”) proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), filed as Exhibit 4.4 to the Registration Statement; and

(j)	a copy of a certificate from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, the legal competence of all signatories to such documents, the truthfulness, completeness and correctness of all factual representations and statements contained in such documents, the accuracy and completeness of all public records examined by us and the accuracy of all statements in certificates of officers of the Company provided to us.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York and  the General Corporation Law of the State of Delaware.

Our opinions set forth below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (ii) duties and standards imposed on parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (iii) general equitable principles.  We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court.

We also express no opinion herein as to any provision of any agreement (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the Warrants on the validity or enforceability of any other provision thereof, (d) which is in violation of public policy, including, without limitation, any provision relating to indemnification and contribution, (e) which provides that the terms of the Warrants may not be waived or modified except in writing or (f) relating to choice of law or consent to jurisdiction.

Based upon the foregoing and subject to the qualifications and assumptions stated herein and when the Registration Statement becomes effective under the Securities Act, we are of the opinion that:

1.
The Units have been duly authorized for issuance and when the Units are delivered by the Company in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, assuming the due countersignature of the Units by Continental Stock Transfer & Trust Company, as transfer agent, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.
The Class A Common Shares have been duly authorized for issuance and when the Units have been delivered by the Company in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, and when the Amended and Restated Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware, the Class A Common Shares included in the Units will be validly issued, fully paid and nonassessable.

3.
The Warrants have been duly authorized for issuance and when the Units have been delivered by the Company in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, assuming the due authorization, execution and delivery of the Warrant Agreement by the Warrant Agent, the Warrants included in the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus as counsel that has passed on the validity of the Units, Common Stock and Warrants.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By: /s/ Glenn R. Pollner
Glenn R. Pollner, a Partner